UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

NUTEX HEALTH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6030 S. Rice Ave, Suite C, Houston, Texas 77081
(Address of principal executive offices) (zip code)

(713) 660-0557
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 20, 2025, we issued a press release containing certain anticipated financial results and other information. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 20, 2025, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “June 30, 2025 Form 10-Q”), with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.
Under Nasdaq rules, the Company has 60 calendar days from the date of the notice to file its June 30, 2025 Form 10-Q. If the Company is unable to file the June 30, 2025 Form 10-Q by that date, the Company is permitted to submit a plan of compliance on or prior to that date. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the due date for the June 30, 2025 Form 10-Q, or February 10, 2026, to regain compliance.
The Company is actively working with its auditors and advisors and intends to file its June 30, 2025 Form 10-Q as soon as possible to regain compliance.
The notice has no immediate impact on the listing or trading of the Company’s securities on Nasdaq.
Item 4.02 Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

On August 20, 2025, the Audit Committee of the Board of Directors of Nutex Health Inc. (“Nutex Health” or “the Company”), after consultation with the Chief Financial Officer, concluded that the Company’s previously issued (i) unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025 contained in the Form 10-Q for the period ended March 31, 2025 (the “Original Form 10-Q”) and the (ii) audited consolidated financial statements as of and for the years ended December 31, 2024 contained in the Form 10-K for the year ended December 31, 2024 (the “Original Form 10-K”) (collectively, the “Previously Issued Financial Statements”) treated non-cash obligations related to under-construction and ramping hospitals as equity rather than liabilities and should be restated. The Company does not anticipate any material changes for the first three quarters of interim financial statements for fiscal year 2024. The Company expects that any adjustments related to the treatment of these obligations will be non-cash in nature and have no effect on key financial statement line items such as its revenue, gross profit, liquidity, working capital, short-term and long-term debt, operating cash flow, adjusted EBITDA or number of patient visits as of and for the periods presented therein to be reflected in the fourth quarter of 2024. Accordingly, investors and all other persons should no longer rely upon the Previously Issued Financial Statements included in each of the Original Form 10-K and the Original Form 10-Q. In addition, any previously issued or filed earnings releases, investor presentations or other communications describing the Previously Issued Financial Statements and other related financial information covering these periods should no longer be relied upon.

The Company is working to file, as soon as practicable a Form 10-K/A for the fiscal year ended December 31, 2024 and a Form 10-Q/A for the period ended March 31, 2025, amendments to change the classification of obligations related to under-construction and ramping hospitals from equity to liability in accordance with the classification criteria in ASC 718, Compensation - Stock Compensation, and ASC 480, Distinguishing Liabilities from Equity.

Based on preliminary calculations, the estimated impact of the reclassification of the obligations results in an increase to current liabilities and a corresponding decrease to equity as of December 31, 2024 and March 31, 2025. Management concluded that total liabilities as of December 31, 2024 and March 31, 2025 would increase by approximately a range of

$10.0 million (2.2%) to $20.0 million (4.4%) and $20.0 million (4.1%) to $50.0 million (10.3%), respectively, while total equity would decrease by approximately $10.0 million (5.0%) to $20.0 million (9.9%) and $20.0 million (7.3%) to $50.0 million (18.2%), respectively. The estimated impact of the potential adjustment of the obligations results in an increase to income before taxes of approximately $2.0 million (3.2%) to $10.0 million (15.9%) for the three months ended March 31, 2025.

As of December 31, 2024, the $10.0 million (2.2%) to $20.0 million (4.4%) increase in total liabilities and $10.0 million (5.0%) to $20.0 million (9.9%) decrease in total equity are quantitatively significant enough to be material to a reasonable investor, even considering qualitative factors.

As of and for the three months ended March 31, 2025, the $20.0 million (4.1%) to $50.0 million (10.3%) increase in total liabilities, the $20.0 million (7.3%) to $50.0 million (18.2%) decrease in total equity, and the $2.0 million (3.2%) to $10.0 million (15.9%) increase in income before taxes are quantitatively significant enough to be material to a reasonable investor, even considering qualitative factors.

This magnitude of potential reclassification and adjustments requires a restatement to the Original Form 10-K and the Original Form 10-Q to correct the prior-period classification. The adjustments reflected herein update the impacted consolidated financial statements and related disclosures to accurately present the Company’s financial position and results of operations for the affected periods.

As a result of the change to the treatment of obligations related to under-construction and ramping hospitals from equity to liabilities, management has re-evaluated and determined that there is a material weakness in the design and operating effectiveness of internal control over financial reporting as of and for the periods ended December 31, 2024 and March 31, 2025. Among other things, the Company will engage an accounting firm to assist in the proper design, implementation and testing of internal controls over financial reporting. Further, training for relevant personnel on the timely and accurate analysis and accounting for the treatment of stock-based compensation obligations for certain under-construction and ramping hospitals remains ongoing.

At this time, the Company has not fully completed its review and the expected financial impact of the restatements described above is preliminary and subject to change. The Company cannot predict whether additional periods beyond those referenced above will be affected and the final outcome or timing of the Company’s filing of restated financial statements for the affected annual and quarterly periods.

The Audit Committee has discussed the matters disclosed in Item 4.02 of this Current Report on Form 8-K with CBIZ CPAs P.C., the Company's predecessor independent registered accounting firm as well as with Grant Thornton LLP, the Company’s current independent registered accounting firm appointed on May 15, 2025.

Item 8.01 Other Events
The Company provides the following updated information with respect to the current federal arbitration process, to respond to a recent short seller attack and litigation matters:

Arbitration process.

Federal Rules Applicable to Out-of-Network Billing

Congress enacted the No Surprises Act (“NSA”) effective January 1, 2022, to protect patients from surprise medical bills incurred when they receive emergency medical services from out-of-network healthcare providers. The NSA achieves this by relieving patients from financial liability for surprise bills and creating an Independent Dispute Resolution (“IDR”) process for billing disputes between providers and insurers. The patient is not involved in this process, and payment is issued directly to the provider. The IDR process safeguards providers by promoting fair reimbursement from payors, helping ensure their continued ability to deliver care.

Independent Dispute Resolution.

Under the IDR provisions, Nutex Health and the insurer first must try to agree on a price for the services. If negotiations fail, either party has four days to initiate IDR proceedings. If the parties pursue IDR, either the parties or the Department of Health and Human Services (“HHS”) selects a certified independent dispute resolution entity (“CIDRE”) to determine the final payment amount.

Certified Independent Dispute Resolution Entity.

The CIDRE has the sole discretion to determine both the eligibility of claims submitted for the IDR process and the amount the payor owes the provider.

•The CIDRE makes a threshold determination of IDR eligibility and sets the payment amount by choosing between the offers of each party; the provider and insurer each submit a final offer, and the CIDRE selects one party’s offer as the award after reviewing and evaluating all statutorily required information submitted by both parties.

•In deciding which offer to award, the CIDRE must consider several factors outlined in the law, only one of which is the insurer’s qualifying payment amount (“QPA”), defined as the “median of the contracted rates recognized by the plan or issuer ... for the same or a similar item or service” offered in the same insurance market and geographic area.Among the other factors to be considered are the complexity or acuity of the case, the doctor’s expertise, and the scope of services provided in the facility. See also below “Legal Challenges to HHS Final Rule – Federal Court removes restrictions imposed on arbitrators in 2022 HHS final Rules (TMA II).”

•Arbitration Awards Are Binding. In the absence of a fraudulent claim or evidence of a misrepresentation of facts to the CIDRE, the IDR award is binding upon the parties involved and payment of the award must be made not later than 30 days after the date on which the payment determination is made.

•Patients are not involved in open negotiations or the IDR process, and payors must issue any IDR award payments directly to the provider.

•The NSA empowers HHS to assess penalties against insurers for failure to comply with the NSA, including timely payment of CIDRE awards. However, as illustrated by the pending legislation discussed below, significant enforcement gaps remain in the current law.

Reopening of Disputes Closed Prior to June 6, 2025 Only For CIDRE Clerical, Jurisdictional or Procedural Errors.

On June 6, 2025 the HHS published a Technical Assistance allowing the reopening of arbitration cases closed prior to June 6, 2025 solely for clerical, jurisdictional or procedural errors by the CIDRE. Errors by the parties or substantive disputes among the parties, in particular, with respect to the qualifying payment amount and related statutorily prescribed factors, will not result in a reopening. In addition, the HHS has increased the number of CIDREs from 13 to 15 and revised the federal submission portal to streamline the arbitration process and enhance the quality of data submitted.

Legal challenges to HHS Final Rule.

The final rule has been the subject of multiple legal challenges. Beginning in September 2022, the Texas Medical Association (“TMA”) filed several actions in federal court in Texas, seeking, among other things, to invalidate the IDR related provisions of the final rule.

•Federal Court vacates 2021 HHS interim final rules to ensure fair and accurate rates (TMA III)

•On November 30, 2022, the TMA filed a lawsuit challenging the methodology of the federal regulator’s calculation of the QPA. The interim final rules allowed consideration of all negotiated rates, including those provided in contracts with providers who do not actually provide the particular service (ghost rates).

•On August 24, 2023, the federal district court vacated several aspects of the regulations mandating the methodology for the QPA calculation. On October 30, 2024, the United States Court of Appeals for the Fifth Circuit (“Fifth Circuit”) reversed the district court’s vacatur of the QPA calculation methodology. However, on December 17, 2024, the Fifth Circuit ordered that the mandate be withheld and on May 30,

2025 vacated the previous opinion and ordered an en banc oral argument scheduled for September 24, 2025.

•Federal Court removes restrictions imposed on arbitrators in 2022 HHS final rules (TMA II).

•On August 2, 2024, the Fifth Circuit upheld a ruling by district court disallowing provisions of the federal rules established under the NSA which would have required arbitrators (i) to prioritize the insurer established QPA over any of the other factors listed below and (ii) to justify in writing the arbiter’s reliance on any factors beyond the QPA.

•The Fifth Circuit held that the NSA requires that the arbitrator must consider several factors of equal weight in determining the out-of-network rate. These factors include:

•The qualifying payment amount, which Congress intended as the median rate the insurer would have paid for comparable services in the same geographic area if provided by an in-network provider or facility (as properly calculated excluding “ghost rates); and

•Five additional factors:

•The doctor’s level of training;
•the market share of the doctor or insurer in the geographic region;
•the acuity of the patient or the complexity of the case;
•the scope of services of the facility; and
•the good faith efforts (or lack of good faith efforts) made by the out-of-network provider or the plan to enter into network agreements and, if applicable, contracted rates between the parties during the previous four years.

Accordingly, in their payment determination, the CIDRE must consider all factors listed above, including, but not prioritizing, the QPA.

Our Claims Process

The claims process for out-of-network claims is highly complex due mainly to the bifurcated nature of many states which have their own surprise billing rules for fully insured claims (and for certain types of providers) and the differing rules governing the determination whether individual claims may be bundled or “batched” when submitting to the CIDRE. Eligibility determinations are highly complex and time consuming.

Nutex Health undertakes extensive, labor and cost-intensive efforts to comply with all applicable laws and regulations in each of the jurisdictions in which it operates, including the eligibility rules in effect at the time a claim is being submitted to federal arbitration.

Our claims for out-of-network services are subject to the following federally mandated process once we submit a payment request to the applicable insurance company:

•Initial Payment or Denial. Under the NSA, insurers must issue either an initial payment or a notice of denial to a provider within 30 days after receiving a bill for an out-of-network service.

•Negotiation Period. If the provider disagrees with the insurer’s determination, the provider may initiate a 30-business-day open negotiation period with the insurer regarding the claim.

•IDR Process. If the dispute is not resolved through negotiation, either party may proceed to the IDR process within four business days.

•Payment Timeline. The IDR process is intended to take no more than 30 days, but in practice can take between three to five months before we receive IDR approved and adjusted payments, including the 30 days deadline for the payor to submit payments after the award has been made.

•Late Payment or Non-Payment. Currently, the HHS has the authority to impose financial penalties on payors for late payment or non-payment upon application of the provider. If the No Surprises Enforcement Act is passed and signed into law, payors would face financial penalties for late or non- payment. See “Future Expectations” below.

Third Party Expert.

On July 1, 2024, we engaged HaloMD, a third-party expert, to work with us in challenging underpaid out-of-network claims. HaloMD specializes in independent dispute resolution through the NSA and state regulations for out-of-network healthcare providers. Nutex Health determines which claims to submit to arbitration.

Given the complexity of the federal arbitration process and its interaction with state surprise billing laws, it is crucial for providers like Nutex Health to seek tech-enabled expert assistance in the highly complex submission process. This third-party expertise, such as that provided by HaloMD, is essential for navigating the complexity of submission of claims in bifurcated states where either state or federal law may apply, depending on the insurance coverage and services provided.

“Bifurcated” states are states in which some out-of-network services are subject to the federal IDR process and others are subject to a specified state law or all-payer model agreement. The out-of-network services subject to either federal or state jurisdiction differ from state to state, rendering the medical billing process highly complex. HaloMD assists Nutex throughout our arbitration process in the bifurcated states of Texas, Florida, New Mexico, and the non-bifurcated states of Arizona, Arkansas, Idaho, Indiana, Kansas, Louisiana, Oklahoma, and Wisconsin, when we conclude that the payor has not properly paid or underpaid a claim for services as required under the NSA. In that regard, HaloMD works closely with us in navigating the following key areas:

•Documentation Submission. Based on the information and data we provide to HaloMD, using a proprietary data driven process, Halo MD submits the required documentation to the CIDRE through the federal portal.

•Portal Upgrade. On July 1, 2025, the federal portal was upgraded to streamline the arbitration process and enhance the quality of data submitted.

•Award Reopening. Upon application of the parties, CMS may reopen awards made prior to June 6, 2025, based solely on clerical, jurisdictional or procedural errors by the independent federal arbitration entity.

•Limitations on Challenges. Awards may not be challenged by the parties based on substantive disagreements.

•Eligibility Determination. It is the CIDRE who determines the eligibility of the claims submitted to arbitration based on the information provided through the federal portal and all payors have the right to object to whether the claim is eligible for IDR review or subject to a similar state law dispute resolution process based upon the type of insured member.

•Jurisdictional Eligibility. Jurisdictional eligibility depends on whether a state is “bifurcated”, which means that state laws regarding surprise billing only partially align with federal law.

•State Laws. Certain states have their own surprise billing laws, which must meet specified requirements to take precedence over the federal process but may not cover all claims. In our case, Texas, Florida, and New Mexico are bifurcated states where state law takes precedence for most out-of-network claims.

•Claim Submission. Providers must attest to the best of their knowledge whether a claim falls under state or federal jurisdiction based on the type of insurance plan and the services involved. The CIDRE then determines whether the dispute is eligible to proceed under the federal IDR process. Where applicable, state law procedures and requirements govern the equivalent arbitration process under state law.

•Federal Arbitration Process. Under the federal arbitration process, both the insurer and the provider submit offers indicating the amounts they are willing to pay or receive, respectively. Based on the information submitted through the federal portal, the CIDRE selects either the insurer’s or the provider’s offer to determine the payment.

•Offer Determination. Halo MD, using proprietary data analysis and benchmarking, determines the appropriate offer amount on our behalf.

•Independent Review. The IDR process allows an independent review of a provider’s services and payment requests. Without federal arbitration, the insurer is the sole arbiter of the amount payable for out-of-network services.

For the first time, independent federal arbitration offers providers a venue to submit claims to an independent arbiter, which we believe has resulted in payments that more accurately reflect fair and reasonable value of the services provided. In this fully transparent process, both the payor and the provider submit offers indicating the amounts they are willing to pay or receive, respectively. Based on the information submitted through the federal portal by HaloMD, the CIDRE selects either the insurer’s or the provider’s offer to determine the payment.

IDR Industry Trends.

According to arbitration data published by the Center for Medicare and Medicaid Services (CMS), CIDREs are making significant progress in improving the overall Federal IDR process:

•During the final two quarters of 2024, providers initiated 1.5 million billing disputes which represents more than 70 times the predicted annual caseload.

•Of those, 85 percent were decided in favor of the provider (the higher offer), resulting in a median winning offer of over four times the median in-network rate of each insurer.

•In its bi-monthly report as of May 31, 2025, CMS reports that between April 15, 2022 and May 31, 2025, the number of disputes closed was 2,831,804, of which 539,664 were found ineligible and 2,152,045 resulted in a payment determination.

•The Federal IDR program dispute closure volume continues to rise month over month. CIDREs closed 264,805 disputes in May 2025, 8% more than April 2025 (244,705) and 26% more than were initiated in May (209,637).

Future Expectations.

We expect the federal arbitration process for out-of-network services will continue to evolve and become more efficient and less complex. On July 23, 2025, the No Surprises Enforcement Act was introduced both in the House and in the Senate and referred to committee, primarily to mandate financial penalties for late payment or non-payment of IDR awards. We cannot predict whether this legislation will be approved and signed into law. Future federal court decisions and regulatory changes may adversely affect our ability to collect the revenue for our services that we believe is fair and reasonable.

Geographic Reach

The following is a map indicating the geographic location of our existing and upcoming hospital locations, and specifies which state is a bifurcated jurisdiction for federal arbitration purposes:

Blue Cross/Anthem Litigation in Georgia and Ohio against HaloMD

Nutex Health has not been named in any lawsuit filed by Blue Cross/Anthem against HaloMD and Nutex Health has no hospital locations in jurisdictions where HaloMD is subject to litigation initiated by insurers.

On May 27, 2025 Blue Cross BlueShield Healthcare Plan of Georgia, Inc. (“BCBSGA”) filed a complaint against HaloMD, and Hospitalist Medicine Physicians of Georgia – TCG, PC, Hospitalist Medicine Physicians of Georgia – TCS, PC, and Sound Physicians Emergency Medicine of Georgia, P.C. in the United States District Court of the Northern District of Georgia, Docket No. 1:25-cv-02919, alleging violations of the federal Racketeering Influenced and Corrupt Organizations (“RICO”) Act, the Georgia RICO statute, the Georgia Deceptive Trade Practices Act, and the Employee Retirement Income Security Act (“ERISA”) by purportedly submitting false attestations of eligibility, initiating massive volumes of IDR disputes simultaneously against BCBSGA, with, in the view of BCBSGA, inflated payment offers.

On June 10, 2025, Community Insurance Company d/b/a Anthem Blue Cross and Blue Shield (“Anthem”) filed a complaint against HaloMD and Alla LaRoque, and Evokes, LLC, Midwest Neurology, LLC, One Care Monitoring, LLC, and Value Monitoring, LLC in the United States District Court, Southern District Of Ohio, Western Division, Case: 1:25-cv-00388-MWM, alleging violations of RICO, the Ohio Corrupt Activity Act, the Ohio Deceptive Trade Practices Act, and ERISA, by purportedly submitting false and fraudulent attestations of eligibility for services, initiating massive volumes of IDR disputes simultaneously against Anthem, and, in Anthem’s view, improperly inflating payment offers.

In a press release issued on June 4, 2025 with respect to the lawsuit filed by BCBSGA, HaloMD states that it is prepared to vigorously defend itself in this litigation in a manner that will highlight the lawsuit’s meritless nature.

Short Seller Attack

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

On July 22, 2025, a short seller report that contained various allegations against the Company was published, that had an adverse impact on the market price of our common stock. This report disclosed the writer had a short position with respect to our common stock. On July 23, 2025, the closing price of our common stock was $92.90, representing a decrease of $18.29 or 16.5% compared to the closing price of our common stock on July 21, 2025, prior to the publication of the report. We timely responded to what we strongly consider to be false allegations and misleading statements in the report. Refer to “Risk Factors” below.

Legal Matters

On April 14, 2025, VLS Emergency Medicine, LLC, Astra Assets, LLC, Right on Hereford, LLC, and Nexus Group Two LLC (collectively, the “ABQ Plaintiffs”) filed an Original Petition against Nutex Health Holdco LLC (“Nutex Holdco”) and Thomas Vo, MD in the District Court of Harris County, Texas, Case No. 2025-26239. The ABQ Plaintiffs allege that the May 16, 2024 Amendment to the Contribution Agreement, dated November 23, 2021, was wrongfully executed by Nutex Holdco and Dr. Vo, in his capacity as the authorized “Owner Representative” (as defined in the Contribution Agreement). The Amendment clarifies that the Parent Stock Price Floor, as defined in the Contribution Agreement, is adjusted for the 2024 Reverse Stock Splits. The Parent Stock Price Floor is used in the determination of the number of shares to be issued to the ABQ Plaintiffs. Rejecting the reverse-stock-split adjustment, the ABQ Plaintiffs demand the issuance of an absurdly inflated number of shares, which would force the Company to grant the ABQ Plaintiffs an inequitable and unfairly high percentage ownership in the Company, to the detriment of the Company’s stockholders. Nutex Health disputes the allegation that the Amendment was wrongfully executed and intends to vigorously defend against the ABQ Plaintiffs’ demands. The Company cannot guarantee that the ABQ Plaintiffs will not prevail in their demands, which would have a materially adverse effect on the Company and its stockholders. Please see “Risk Factors - Our obligation to issue additional shares of our common stock to former owners of under construction hospitals may cause additional dilution of our current stockholders.”

Nutex Holdco and Dr. Vo have filed their answers and counterclaims, addressing the allegations set forth and presenting their own claims against the ABQ Plaintiffs. The parties are currently engaged in the initial stages of written discovery and document production. At this time, no depositions have been conducted, and no dispositive motions have been filed. A trial date for this case has not been set.

In addition, on May 30, 2025, JBS Fort Smith Hospital Investors, LP, Copper Oaks Emergency Physicians, LLC, KG4JB 5578, PLLC, Mark R. Rucker, PLLC, Premier Macy Management Holdings, LLC, Nicut EMS, LLC, and Tribbey Emergency Services, LLC (collectively the “Former Ft. Smith Owners”) submitted a Notice of Claim and Draft Complaint (“Notice”) to Nutex Holdco. In the Notice, the Former Ft. Smith Owners demand that the pre-reverse split Parent Stock Price Floor shall be used in the calculation of the number of shares to be issued. Nutex Health strongly disputes the demands. The Company is unable to predict the resolution of these demands, which may have a materially adverse effect on the Company and its stockholders.

Risk Factors

In addition to the risk factors set forth below, you should carefully consider the risk factors and other cautionary statements described under the heading “Risk Factors” included in our Form 10-K for the year ended December 31, 2024 and the risk factors and other cautionary statements contained in our other SEC filings, which could materially affect our businesses, financial condition or future results. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. Since it is in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes or have been susceptible to relatively high volatility levels can be particularly vulnerable to such publications, sometimes known as “short seller attacks.”

On July 22, 2025, a short seller report that contained various allegations against the Company was published, that had an adverse impact on the market price of our common stock. This report disclosed the writer had a short position with respect to our common stock. On July 23, 2025, the closing price of our common stock was $92.90, representing a decrease of $18.29 or 16.5% compared to the closing price of our common stock on July 21, 2025, prior to the publication of the report. Although we timely responded to what we strongly consider to be false allegations and misleading statements in the report, we cannot assure you that others will not publish similar misleading reports in the future. The publication of any such commentary regarding us may bring about a temporary, or long term, decline in the market price of our common stock. Similar declines in the market price of our common stock may occur in the future, in connection with such commentary by short sellers or otherwise.

In addition, following the publication of short seller reports, companies targeted by these short seller publications have sometimes faced securities class action litigation against the company as a result. Additionally, allegations made by short sellers, whether substantiated or not, could result in investigations by regulators, including the Securities and Exchange Commission. If we were subject to such investigations as a result of such allegations, we could incur substantial costs defending the Company from the lawsuit or such investigation. These could also divert the time and attention of our management from our business and result in negative publicity, which could significantly harm our profitability and reputation.

Our obligation to issue additional shares of our common stock to former owners of under construction hospitals may cause additional dilution of the voting power of our current stockholders.

Our existing stockholders are subject to dilution, as follows:

•We have 203,637 warrants and notes convertible into 161,667 shares of common stock outstanding as of August 14, 2025. The exercise or conversion, as applicable, of the warrants or convertible notes, will result in dilution of the ownership interests of existing stockholders. We intend to repay with cash any notes outstanding on October 31, 2025.

•In addition, former owners of hospitals that were under construction and non-operational at the time of our 2022 merger are entitled to receive additional shares as described below. Any additional shares issued to former owners of under construction hospitals will be subject to a 100% lock up for six months, 66 2/3% of the shares are locked up for one year, and the remaining 33 1/3% may be transferred after 18 months.

Warrants and Convertible Notes. Holders of an aggregate of 203,637 warrants have the right to exercise the warrants at any time and convert them into the corresponding number of common stock. Of these warrants, 143,600 are exercisable at $30 per share, 27,332 warrants are exercisable at $232.50 per share, 108 warrants are exercisable at $187.50 per share, 1,922 warrants are exercisable at $600 per share and 30,674 warrants are exercisable at $262.50 per share. At August 18, 2025, the closing price of the Company’s common stock was $94.55. Further, as of August 19, 2025, we have outstanding $4,850,000 in principal amount of convertible notes due October 31, 2025. The outstanding notes are convertible, at the option of the holder, into an aggregate of 161,667 shares of common stock at $30 per share. To the extent the notes are not converted into stock at the option of the holder by October 31, 2025, we intend to repay in cash any remaining notes outstanding as of such date. The exercise or conversion, as applicable, of the warrants and convertible notes into an aggregate of 365,364 shares (or approximately 6.6%) of our common stock would result in significant dilution of the ownership interest of our existing stockholders. The exercise of currently in-the-money warrants and the currently outstanding convertible notes would result in the issuance of 305,267 (or approximately 5.5%) of our common stock.

Additional Share Issuances. In addition, depending on financial performance (as described below), we are obligated to issue additional shares (“Additional Shares”) to certain former owners of our hospitals, including Dr. Vo, in amounts that may significantly dilute the voting power of our existing stockholders. As of August 14, 2025, the total number of our outstanding shares was 5,572,673. Dr. Vo, our Chairman and Chief Executive Officer, beneficially held approximately 32.8% of our common stock, all of our executive officers and directors as a group beneficially held approximately 40.5% of our common stock, and approximately 59.5% of our common stock was held by non-affiliates.

Since approximately 62% of such Additional Shares are expected to be issued to non-affiliated stockholders, and approximately 38% of such shares are expected to be issued to Dr. Vo, we do not expect the relative beneficial ownership distribution of the Company between affiliates and non-affiliated stockholders to change significantly, with Dr. Vo’s ownership percentage increasing slightly to approximately 33.8%, and aggregate affiliate ownership expected to increase slightly to approximately 41.4%. Non-affiliate ownership will decrease less than 1% to approximately 58.6% of total outstanding shares. The additional shares issued to Dr. Vo are subject to the same lock up, with successive 1/3 portions of the shares being released after six, twelve and eighteen months.

We are required to issue the Additional Shares to former doctor owners of certain hospitals that were transferred to Nutex Health Holdco LLC (“Nutex Holdco”). Any additional shares issued to former owners of under construction hospitals will be subject to a 100% lock up for six months, 66 2/3% of the shares are locked up for one year, and the remaining 33 1/3% may be transferred after 18 months.

On April 1, 2022, in connection with the merger (“Merger”) of Nutex with a subsidiary of Clinigence Holdings, Inc., varying ownerships interests in certain hospitals were transferred to Nutex Holdco. A number of these hospitals was under construction and had not become operational on April 1, 2022, the date of the Merger. The parties agreed, and the stockholders approved on April 1, 2022, the issuance of Additional Shares to the doctor owners based on the 12-month operational performance of such hospitals attributable to the doctors’ professional services as determined at the end of the initial 24-month operating period (the “Determination Date”). The formula to be used in the determination of the number of Additional Shares has been disclosed in each of the Company’s periodic filings with the SEC and was disclosed in the Merger proxy statement filed with the SEC on February 14, 2022.

Specifically, the number of Additional Shares to be issued will be equal to (a)(i) the trailing twelve months of earnings before interest, taxes, depreciation and amortization as of the Determination Date multiplied by (ii) 10; minus (iii) the aggregate amount of the former doctor owner’s capital contribution to the under construction hospital; minus (iv) such doctor owner’s pro rata share of the aggregate debt of the applicable under construction hospital outstanding as of the closing of the Merger, divided by (b) the greater of (i) the price of the common stock at the Determination Date or (ii) $420.00 (as adjusted for the 2024 Reverse Stock Splits, and subject to further adjustment for future stock dividends, combinations, splits, recapitalizations and the like).

With respect to three hospitals, the Determination Date has already occurred on or prior to June 30, 2025 and we expect the number of shares issuable to be 971,308 (or approximately 17% of currently outstanding shares), pending finalization of the review process with the former doctor owners of each hospital.

With respect to hospitals with a Determination Date occurring after June 30, 2025, we cannot predict the actual number of shares that may be issued to these additional four hospitals. Such additional issuances would result in further dilution to existing shareholders, however, the number of shares to be issued depends materially on such hospitals’ trailing twelve-month operating results and the trading price of our common stock on the respective Determination Date. Our estimates are based on the most recent annualized operational results of each individual hospital, and as such do not represent such hospital’s actual results, which will be based on actual trailing twelve months operating results ending on the Determination Date. Further, the accrual above is based on our stock price as of the end of the quarter ended June 30, 2025, which will not be the actual trading price on the applicable Determination Date.

The former owners of certain former under construction hospitals that have reached the end of the measurement period have disputed the number of additional shares issuable to them in accordance with the formula agreed upon at the time of the merger (as described above) and assert that the number of shares should not be adjusted for the 2024 Reverse Stock

Splits. We believe that these disputes are frivolous and without merit. However, we cannot predict the outcome of these disputes.
Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements regarding the timing of the filing of our SEC reports; statements regarding future changes in laws or regulations applicable to our operations, in particular, changes to the regulations promulgated under the No Surprises Act, any statements about our future business, financial condition, operating results, plans, objectives, expectations and intentions, any guidance on, or projections of, earnings, revenue or other financial items, or otherwise, and our future liquidity, including cash flows; any statements regarding our plans to restate our audited and unaudited financial statements for the periods identified above; any statements of any plans, strategies, and objectives of management for future operations, such as the material opportunities that we believe exist for our Company; any statements concerning proposed services, developments, mergers or acquisitions; or strategic transactions; any statements regarding management’s view of future expectations and prospects for us; any statements about prospective adoption of new accounting standards or effects of changes in accounting standards; any statements regarding future economic conditions or performance; any statements of belief; any statements of assumptions underlying any of the foregoing; and other statements that are not historical facts. Forward-looking statements may be identified by the use of forward-looking terms such as "anticipate,” "could,” "can,” "may,” "might,” "potential,” "predict,” "should,” "estimate,” "expect,” "project,” "believe,” "think,” "plan,” "envision,” "intend,” "continue,” "target,” "seek,” "contemplate,” "budgeted,” "will,” "would” and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology.

Forward-looking statements involve risks and uncertainties and are based on the current beliefs, expectations, and certain assumptions of management. Some or all of such beliefs, expectations, and assumptions may not materialize or may vary significantly from actual results. Such statements are qualified by important economic, competitive, governmental, and technological factors that could cause our business, strategy, or actual results or events to differ materially from those in our forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Item 8.01 of this Form 8-K and described under, but not limited to, the heading "Item 1A. Risk Factors” included in the Annual Report of Nutex Health Inc. on Form 10-K for the year ended December 31, 2024 and other filings of the Company with the United States Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change, and significant risks and uncertainties that could cause actual conditions, outcomes and results to differ materially from those indicated by such statements. Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 20, 2025
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 20, 2025	NUTEX HEALTH INC.

	By:	/s/ Jon C. Bates
Jon C. Bates Chief Financial Officer